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                                                                     Exhibit 5.1


                           A Partnership Including            | Boston
                           Professional Corporations          | Chicago
                           50 Rockefeller Plaza               | Dusseldorf
                           New York, NY  10020-1605           | London
                           212-547-5400                       | Los Angeles
                           Facsimile 212-547-5444             | Miami
                           www.mwe.com                        | Milan
                                                              | Munich
                                                              | New York
                                                              | Orange County
                                                              | Rome
                                                              | San Diego
                                                              | Silicon Valley
                                                              | Washington, D.C.
MCDERMOTT, WILL & EMERY

                                October 31, 2003

Valassis Communications, Inc.
19975 Victor Parkway
Livonia, Michigan 48152

     Re:  Registration Statement on Form S-3
          Senior Convertible Notes due 2033
          Shares of Common Stock, par value $0.01 per share


Ladies and Gentlemen:

     We have acted as special counsel to Valassis Communications, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "SEC") of a Registration Statement on Form S-3 (the "Registration Statement") covering the resale by selling securityholders of $239,794,000 in aggregate principal amount at maturity of Senior Convertible Notes due 2033 (the "Notes") and the shares of common stock, par value $0.01 per share, issuable upon conversion of the Notes (the "Shares"). The Notes were issued pursuant to an Indenture, dated May 22, 2003, between the Company and BNY Midwest Trust Company, as trustee (the "Indenture").

     In rendering the opinions set forth herein, we have examined the Restated Certificate of Incorporation of the Company, as amended through the date hereof, the Amended and Restated By-Laws of the Company, as amended through the date hereof, the resolutions adopted by the Board of Directors of the Company on May 15, 2003, the resolutions adopted by the Pricing Committee of the Board of Directors of the Company on May 16, 2003 and May 21, 2003, respectively, the Indenture, the Registration Statement and such other documents, records and matters of law as we have deemed necessary or appropriate as a basis for the opinions set forth below.

     In our examination we have assumed the genuineness of all signatures including indorsements, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. Our opinion with respect to the validity and binding effect of any document or agreement is subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and general principles of equity (regardless of whether such validity or binding effect is considered in a proceeding at law or in equity).

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Valassis Communications, Inc.
August 8, 2003
Page 2


     Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

     1. The Notes have been duly and validly authorized by the Company, and are the valid and binding obligations of the Company.

     2. The Shares, when delivered in accordance with the provisions of the Notes and the Indenture, will be duly and validly issued and fully paid and non-assessable.

     Members of our firm are admitted to the Bar of the State of New York. We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware, applicable provisions of the Delaware Constitution, reported judicial decisions interpreting such laws, and the federal laws of the United States of America.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the related prospectus under the caption "Legal Matters" with respect to the matters stated therein.

                                                     Very truly yours,

                                                     /s/ McDermott, Will & Emery

                                                     MCDERMOTT, WILL & EMERY